PNG Ventures Acquires LNG Business in Exchange for Stock

Dallas, Texas (July 8, 2008) — PNG Ventures, Inc. (OTCBB: PNGX) today announced the closing of a share exchange with Earth Biofuels, Inc. (OTCBB: EBOF) whereby PNG Ventures has acquired Earth Biofuels’ liquefied natural gas (“LNG”) subsidiary, Applied LNG Technologies USA, LLC (“ALT”) and its related entities in exchange for the transfer to Earth Biofuels of a majority ownership of PNG Ventures.

ALT’s LNG business includes its vehicle-grade LNG production facility located just across the California border in Topock, AZ.  The Topock facility is the largest vehicle-grade LNG production facility in the western United States.  Also included are the LNG supply contracts with numerous commercial and municipal fleets along the California coast from Oakland to San Diego. These fleets’ use of LNG as a transportation fuel for their converted vehicles provides lower fuel costs and compliance with the strictest state clean air initiatives in the nation.

“PNG Ventures will continue to operate the LNG business under the name, ‘Applied LNG Technologies’, or ‘ALT’,” stated the Company’s interim CEO, Kevin Markey.  ALT will continue to provide reliable product delivery to its current customers.  We are aggressively pursuing the growth of ALT through production expansion and new agreements with new domestic and international customers.”

Over the past 10 years, use of LNG as a fuel for large municipal truck and commercial fleet vehicles has gained popularity in certain transportation markets due to its substantial price advantages over petroleum diesel fuel.  The price advantages are primarily due to the cost of natural gas compared to oil and the various state and federal tax incentive programs that encourage the use of LNG.  Fleet operations that utilize a common refueling station make the most sense for LNG use by a fleet operator.

Another advantage of LNG as a transportation fuel is the significant reduction of emissions of greenhouse gases and particulate matter compared to petroleum diesel use.  Internal combustion engines that run on LNG emit 20% less greenhouse gases, 50% less nitrogen oxide (NOx), and over 70% less particulate matter than equivalent engines running on petroleum diesel.  In September of 2006, the California ports of Long Beach and Los Angeles adopted the San Pedro Clean Air Action Plan, a sweeping plan aimed at significantly reducing the health risks posed by air pollution from port-related ships, trains, trucks, terminal equipment and harbor craft.  The Clean Air Action Plan accelerates the efforts of a California Air Resources Board pollution reduction plan by requiring faster replacement of existing cargo-handling equipment with new equipment that will meet the toughest U.S. Environmental Protection Agency emissions standards.  The use of LNG is a logical and economical solution for fleet operators to comply with this plan.

PNG Ventures, Inc. produces liquefied natural gas (“LNG”) from its production facility in Topock, AZ and distributes its product to municipal and commercial transportation markets in the western United States.  The Company’s new web site is currently under construction.  ALT’s website is www.altlngusa.com.  PNG Ventures currently has 11,398,309 common shares issued and outstanding, no preferred shares or warrants issued and outstanding.

Forward-Looking Statements Disclosure
This press release may contain “forward-looking statements” within the meaning of the federal securities laws.  In this context, forward-looking statements may address the Company’s expected future business and financial performance, and often contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks,” “will,” and other terms with similar meaning.  These forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can provide no assurances that these assumptions will prove to be correct.  In connection with the “safe harbor” provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, important factors that, among others, could cause or result in actual results and experience to differ materially from the Company’s anticipated results, projections, or other expectations are disclosed in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements in this press release are expressly qualified by such cautionary statements, risks, and uncertainties, and by reference to the underlying assumptions.